                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


          Date of Earliest Event Reported: April 9, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

Item 5.  Other Events
--------------------------------------------------------------

   Effective April 9, 1999, the Federal Trade Commission granted
New England Electric System and The National Grid Group plc early termination of the Hart-Scott-Rodino waiting period on the previously announced proposed merger of the two companies.

   Approval is also required from the Securities and Exchange Commission, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, and state regulators in Vermont and Connecticut. The companies submitted filings to those agencies in March 1999. Information on the proposed merger has also been submitted to state regulators in Massachusetts, Rhode Island, and New Hampshire. In addition, clearance is required under the Exon-Florio provisions.

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                  s/Michael E. Jesanis
                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: April 13, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.